                                                                    EXHIBIT 10.9

[LOGO OF IRIDIUM]    IRIDIUM(R) SERVICE PROVIDER AGREEMENT
                            (Including ICRS Option)

     THIS IRIDIUM SERVICE PROVIDER AGREEMENT is dated as of December 1, 1997,
                                                            ----------------
and is by and between Iridium U.S., L.P. D/B/A Iridium North America ("INA"), and SkySite Communications Corporation, ("Service Provider").
    ----------------------------------

     Whereas, INA has been authorized by Iridium LLC., a Delaware, USA, limited liability company, ("Iridium"), to provide IRIDIUM(R) mobile communications services, including IRIDIUM Cellular Roaming Services ("ICRS"), in the Service Area (as defined herein); and

     Whereas, in accordance with the terms of this Agreement, Service Provider wishes to be authorized by INA to sell and market such IRIDIUM Services on a non-exclusive basis, to various parties in the Service Area (as defined herein), and to sell or lease and maintain the equipment units of the IRIDIUM Subscriber Unit Segment necessary for utilizing such IRIDIUM Services, and INA wishes to authorize Service Provider to extend such IRIDIUM Services; and

     Whereas, Service Provider and Iridium recognize and acknowledge that the provision of ICRS by Service Provider is subject to its exercise of the option set forth in Article 6, ICRS Option, hereof; and
                        -----------

     NOW, THEREFORE, in consideration of the mutual agreements and understandings herein contained, the parties hereto agree as follows:

1.   Certain Definitions
     -------------------

     In addition to terms defined throughout this Agreement, as used herein, the following terms shall have the following respective meanings:

     "$" means U.S. Dollars.
      -

     "Affiliate" of any Person means any other Person, directly or indirectly
      ---------
controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; (ii) the terms "controlling" and "controlled" have meanings correlative to the foregoing; and (iii) a Person shall be deemed to be controlled by any other Person which owns more than 15% of such Person's outstanding Common Stock or other equity securities or which has the right, contractually or otherwise, to select more than 15% of the members of such Person's board of directors.

Revised: 12/1/1997    Iridium Service Provider Agreement            Page 1 of 13
                      SkySite Communications Corporation

     "Confidential Information" means all confidential information of INA,
      ------------------------
     Service Provider, or Iridium including without limitation: this Agreement and its terms and conditions; all manuals and training materials provided by any party; the names, addresses, and telephone numbers of all Subscribers or prospective Subscribers and all lists or other records containing any such information; all financial and business information relating to any party, including without limitation all market analyses and market expansion plans, all revenue and profit analyses and all commission structures and statements; all technical information relating to INA, Iridium, IRIDIUM Services, including without limitation all implemented or planned product and service improvements or changes; information provided to Service Provider by INA or provided to INA by Service Provider which either party has designated as confidential; and all other information not generally known to the public relating to INA's business, Service Provider's business, IRIDIUM Services, Subscribers and prospective Subscribers.

     "Commencement Date" means date of commercially available service, intended
      ------------------
     to be September 23, 1998.

     "Correspondent" means an Administration or Recognized Private Agency as
     --------------
     prescribed in the Regulations of the International Telecommunications Union as amended from time to time or other entity which operates a telecommunications installation outside Service Area which provides services incidental to the provisions of the IRIDIUM Services.

     "Default" shall include but not be limited to: (i) the insolvency or
     --------
     initiation of bankruptcy or receivership proceedings by or against either party hereto; (ii) the execution of an assignment for the benefit of creditors or the seeking of relief by either party hereto under any applicable bankruptcy, organization, moratorium or similar debtor relief laws (it being understood that the execution of any third party financing agreement(s) shall not constitute an event of Default hereunder); (iii) the failure of Service Provider to pay any sum owed to INA hereunder within 60 days after receipt of invoice, and the continuance thereof for 10 days after written notice has been given by INA to Service Provider; (iv) the failure by Service Provider or INA, as the case may be, to materially perform or observe any term, condition or covenant to be performed by such party hereunder, which failure has not been cured within 60 days after receipt of written notice; (v) the appointment of a receiver for Service Provider or INA or any of its respective assets or properties, which has not been dismissed, vacated or stayed within 30 days of such appointment; or (vi) the assignment of this agreement by either party hereto, if not performed pursuant to paragraph 12 hereto.

     "ESN" means the electronic serial number that is "burned" in a cellular
     ----
     telephone set by the manufacturer or by Iridium.

Revised: 12/1/1997    Iridium Service Provider Agreement            Page 2 of 13
                      SkySite Communications Corporation

     "Government" means any nation or government, any state or other political
     -----------
     subdivision thereof, any ministry thereof, any wholly-owned Person thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "ICRS" means Iridium Cellular Roaming Services, as specified by Iridium
     -----
     from time to time.

     "ICRS Option" means the option offered to Service Provider as set forth in
     ------------
     Article 6, ICRS Option, of this Agreement.
     ----------------------

     "IRIDIUM Services" means the IRIDIUM(R) mobile communication services as
      ----------------
     specified in Exhibit C hereto and, as used in this Agreement, includes ICRS provided that Service Provider has exercised the ICRS Option.

     "IRIDIUM System Practices" hereinafter ("ISP") means the set of
      -------------------------                ---
     guidelines, recommendations, rules, and other instructions related to technical and business matters associated with operation and use of the IRIDIUM Communications System, and the provision of IRIDIUM Services, including the mandatory ISP's set forth in Exhibit A hereto, in each case, however, as the same may be expressly amended, revised or supplemented in writing by Iridium from time to time and delivered by INA to Service Provider.

     "ISU" and "IRIDIUM(R) Subscriber Unit" means the individual equipment units
      ---       --------------------------
     used by IRIDIUM subscribers for purposes of initiating and receiving communications through the IRIDIUM Communications System and, as used in this Agreement, includes terrestrial mobile equipment units capable of accessing ICRS provided Service Provider has exercised the ICRS Option.

     "MIN" means the mobile identification number which is assigned by Iridium
     -----
     to registered customers of ICRS.

     "Person" means an individual, a partnership, a corporation, an association,
     -------
     a joint stock company, a trust, a joint venture, an unincorporated organization or a Government.

     "PSTN" means a Public Switch Telephone Network.
     -----

     "SIM" means a Subscriber Information Module which contains customer
     ----
     information and, when used with an IRIDIUM(R) certified ISU enables access to the IRIDIUM Services.

     "Service Area" means the geographic region(s) of the United States of
     -------------
     America, Puerto Rico and Bermuda.

Revised: 12/1/1997    Iridium Service Provider Agreement            Page 3 of 13
                      SkySite Communications Corporation

      "Subscriber" means the Person who enters an agreement with Service
       ----------
       Provider for the right to access and use the IRIDIUM Services.

      "Tail Charges" mean the costs imposed by the PSTN for delivery and/or
       ------------
      receipt of communications to or from the IRIDIUM(R) system.

2.    Appointment as Service Provider
      -------------------------------

      INA hereby appoints Service Provider as an authorized non-exclusive Service Provider of IRIDIUM Services subject to the terms and conditions provided herein, and Service Provider hereby accepts such appointment. Pursuant to such appointment, Service Provider shall with respect to the Service Area, and only in and with respect to such Service Area, use its reasonable efforts to market and sell access to and usage of IRIDIUM Services to Subscribers pursuant to the terms of this Agreement and to such terms and conditions as provided in the applicable mandatory ISP's.

3.    Service Provider Obligations
      ----------------------------

      A. Subject to the provisions of Article 4.A., Service Provider shall obtain and maintain, at its own expense, all regulatory and legal authorizations, licenses, approvals certifications and permits, Governmental or otherwise, necessary for Service Provider and its employees to provide IRIDIUM Services in the Service Area and to perform its duties hereunder, including Authorization to carry (including transborder), operate and use ISUs.

      B. Service Provider shall be solely responsible for and indemnify INA for all taxes, tariffs and surcharges, if any, arising from the provision of IRIDIUM Services by Service Provider to its customers in the Service Area.


      C. Service Provider shall provide quarterly reports to INA regarding the marketing and sales activities undertaken pursuant to its obligations to market and sell IRIDIUM Services in the Service Area.

      D. Service Provider shall perform all accounting, billing and collections activities necessary respecting its customers and shall be solely responsible for all expenses related to the performance of such services.

      E. Service Provider shall provide the IRIDIUM Services specified in the applicable mandatory ISP's.

      F. Service Provider shall provide its IRIDIUM satellite services Subscribers with only IRIDIUM(R) approved ISU's and Service Provider shall provide such equipment pursuant to the procedures and conditions specified in the mandatory ISP's set forth. Service Provider shall provide warranty

Revised: 12/1/1997        Iridium Service Provider Agreement    Page 4 of 13
                          SkySite Communications Corporation
          and repair services for IRIDIUM approved ISU's, as provided for in the applicable mandatory ISP's.

     G. Service Provider shall comply with the applicable mandatory ISP's. Any proposed change or addition to the mandatory ISP's shall be subject to the mutual agreement of INA and the Service Provider, except as provided in this paragraph. In the event a proposed change or addition to the mandatory ISP's is determined by Iridium to be required to avoid or correct any degradation or impairment of the IRIDIUM Communications System or the IRIDIUM services, Service Provider agrees to (i) comply with such change or addition or (ii) promptly notify INA of Service Provider's decision not to comply, in which event INA shall have the option to terminate this Agreement by providing written notice to Service Provider. Service Provider shall not knowingly or willfully engage in actions to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of INA, Iridium or the IRIDIUM Services.

     H. The Service Provider shall provide a 15 month rolling forecast of subscribers and minutes of use upon execution of this agreement, whose initial forecast is specified in Exhibit D. This forecast will be updated at the commencement date and every 3 months thereafter and will be provided to INA as a notice in accordance with Paragraph 14 of this agreement.

4.   INA Obligations
     ---------------

     A. INA will use reasonable efforts to provide and maintain the availability of and access to the IRIDIUM Services for the Service Provider and its Subscribers including, if Service Provider has exercised the ICRS Option hereunder, appropriate and necessary ICRS billing, signaling and network access.

     B. In accordance with the applicable ISP's, INA shall provide Service Provider with the number of SIMS and, if Service Provider has exercised the ICRS Option, the number of MIN/ESN pairs as are reasonably required by the Service Provider. Service Provider may request a further allocation of SIMS and, if applicable, MIN/ESN pairs and INA may provide such SIMS and MIN/ESN pairs as INA in its determination, after discussion with Service Provider, considers to be reasonable with respect to the availability of SIMS and MIN/ESN pairs and the size of Service Provider's anticipated Subscriber base.

     C. All SIMS and MIN/ESN pairs provided to Service Provider hereunder remain the property of INA or Iridium (as applicable) and do not become the property of the Service Provider or the Service Providers Customers. The risks and financial liabilities associated with the SIMS and MIN/ESN pairs distributed pursuant to this Agreement shall pass from INA to the

 Revised: 12/1/1997        Iridium Service Provider Agreement    Page 5 of 13
                          Skysite Communications Corporation

        Service Provider upon the receipt of the SIM and MIN/ESN pairs by the Service Provider. These risks and financial liabilities may include, but are not necessarily limited to authorized or fraudulent usage.

    D. Subject to the applicable ISP's, INA shall provide to Service Provider, or arrange for the provision of, Iridium approved ISU's, including ICRS terrestrial mobile terminal equipment if Service Provider has exercised the ICRS Option. Service Provider is not required to purchase ISUs from INA, but any ISUs purchased must be Iridium-approved. If INA, however, does provide Iridium-approved ISUs to Service Provider, such ISUs shall be provided under a separate written agreement.

5.  Activations and Deactivations
    -----------------------------

    The Service Provider shall comply with all applicable procedures governing the activation and deactivation of IRIDIUM Services and equipment as set forth in the applicable mandatory ISP's, and INA may in its discretion, with believed justification, and with reasonable notice to Service Provider, refuse to activate any Service or any SIM or MIN/ESN pair or deactivate or suspend all or part of any Service or SIM or MIN/ESN pair.

6.  ICRS Option
    -----------

    Service Provider is hereby granted the option to offer the ICRS. Service Provider may exercise this option on the Commencement Date of this Agreement, or such later date as the Parties may otherwise agree in writing, by signing on the ICRS Option Acceptance line, below, which signature shall constitute a binding commitment on the part of Service Provider to provide ICRS in accordance with the applicable terms of this Agreement, including the applicable provisions of the IRIDIUM System Practices set forth in Exhibit A hereto.

7.  Term of Agreement; Renewal
    --------------------------

    This Agreement shall become effective as of the date first noted above and continue for a period of three (3) years after the Commencement Date (the "initial term"), unless terminated as provided herein. It shall automatically be renewed for successive one-year periods unless either party gives at least six (6) months advance written notice of its intention not to renew.

8.  Intellectual Property
    ---------------------

    Service Provider acknowledges that neither this Agreement nor the ISP convey or condition any right(s) to use any trademark, trade name, or service mark of Iridium or of INA. Any such right(s) shall only be conveyed and construed according to a separate written agreement.

Revised: 12/1/1997    Iridium Service Provider Agreement            Page 6 of 13
                      SkySite Communications Corporation

9.  Relationship of Parties
    -----------------------

    A. Both parties hereto agree that the relationship arising from the appointment pursuant to this Agreement shall not constitute nor be construed as: (i) a principal/agent relationship, whether general, special or limited nature; (ii) a joint venture; (iii) a partnership;
        (iv) an employment relationship; or (v) a franchise. Both parties agree that neither party shall have any authority to incur any obligation on behalf of the other party.

    B. Service Provider acknowledges and agrees that INA shall not be liable to Service Provider, nor shall Service Provider make any claim against INA or Iridium, for injury, loss or damage sustained by reason of any unavailability, delay, faultiness (such as degradation of service) or failure of the facilities and services to be provided by INA or Iridium pursuant to or as a result of this agreement or for any injury, loss or damage sustained by the presence or use of the IRIDIUM Services or any ISU. Service Provider further agrees that it will include in each and any agreement to provide IRIDIUM Services an explicit commitment on the part of the Subscriber to waive any right to make any claim against Iridium or INA for injury, loss or damage sustained by reason of any unavailability, delay, faultiness or failure of the facilities and services to be provided by INA or Iridium or by reason of the presence or use of the IRIDIUM Services or any ISU.

    C. SERVICE PROVIDER HEREBY AGREES THAT INA, IRIDIUM, AND ANY GATEWAY OPERATOR SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES IN ANY WAY ARISING FROM THIS AGREEMENT. SERVICE PROVIDER ALSO HEREBY AGREES THAT THE TOTAL LIABILITY OF INA TO SERVICE PROVIDER FOR DAMAGES, LOSSES OR EXPENSES IN ANY WAY ARISING FROM THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE LAST THREE MONTHS OF PAYMENTS UNDER THIS AGREEMENT. Service Provider agrees that a similar provision will be included in its agreement with its subscribers.

    D. Service Provider agrees to provide access to and usage of IRIDIUM Services to subscribers only pursuant to a form of agreement to provide services which has been approved in writing by INA. Such form of agreement shall contain the substance of Article 9.B. and 9.C. above and any other provision specified in this Agreement. In particular, such form of agreement shall also contain the following provisions: (1) a provision that the subscribers shall comply with all applicable laws and regulations in its use of the IRIDIUM Services and (2) a provision that the subscribers shall not use or permit the use of IRIDIUM Services for foul or profane expressions or to impersonate another person with fraudulent or malicious

Revised: 12/1/1997        Iridium Service Provider Agreement        Page 7 of 13
                          SkySite Communications Corporation
           intent or in such a way as to annoy, abuse, threaten or harass any person.


10.   Payment
      -------

      A.   Price. Service Provider shall pay INA for all IRIDIUM Services
           -----
           utilized and all related charges associated with such Services at rates specified in Exhibit B. Service Provider acknowledges that the rates specified in Exhibit B, are subject to change upon 30 days advance written notice from INA.

      B.   Billing/Method of Payment.  INA shall provide Service Provider with a
           -------------------------
           monthly invoice which invoice shall account for all sums due arising from the provision of IRIDIUM Services to Service Provider hereunder and Service Provider shall pay the full amount of such invoice by electronic funds transfer or by any other method which has been mutually agreed to by the parties in writing, within sixty days of receipt of such invoice.

      C.   Late Payment/Priority of Payments. Any amounts remaining unpaid after
           ---------------------------------
           sixty days of receipt invoice shall be subjected to an additional late fee which shall be equivalent to 18% per annum of the overdue balance. All payments made by Service Provider shall be applied in the following priority: (i) late fees; (ii) overdue amounts and then;
           (iii) remaining balance.

      D.   Billing Disputes.  Service Provider shall notify INA of any disputed
           -----------------
           items within 60 days of receipt of invoice; notwithstanding the foregoing, Service Provider shall remain liable for all charges including disputed items.

11.   Fraud
      -----

      A. Service Provider shall be responsible for all credit risk relating to its Subscribers and shall be liable for all charges arising from SIM use and all other ISU Equipment assigned to Service Provider pursuant to this Agreement, provided however, that INA shall at all times exercise its reasonable efforts, in accordance with applicable mandatory ISP's, to detect and inform Service Provider of any perceived fraudulent use of SIMS or ISU equipment assigned to Service Provider and to take appropriate steps to suspend or terminate any SIM or deactivate other ISU equipment involved in such perceived fraudulent use.

      B. If Service Provider has exercised the ICRS Option in accordance with the terms of this Agreement, Service Provider shall be responsible for all credit risk relating to its ICRS Subscribers and shall be liable for all charges arising from SIM and/or MIN/ESN use and all other ISU equipment assigned to Service Provider pursuant to this Agreement; provided however, that INA shall at all times exercise its reasonable

    Revised: 12/1/1997      Iridium Service Provider Agreement      Page 8 of 13
                           SkySite Communications Corporation
           efforts, in accordance with applicable mandatory ISP's, to detect and inform Service Provider of any perceived fraudulent use of SIMS and MIN/ESN pairs or ISU equipment assigned to Service Provider and shall suspend or terminate any SIM and MIN/ESN pairs or deactivate other ISU equipment involved in such perceived fraudulent use.

12.   No Assignment of Rights or Delegation of Obligations
      ----------------------------------------------------

      Service Provider shall not assign any of its rights or delegate any of its obligations hereunder to any Person without the prior written consent of INA, which will not be unreasonably withheld.

13.   Representations and Warranties
      ------------------------------

      A. INA and Service Provider acknowledge that they have read this Agreement and understand and accept the terms, conditions and covenants contained herein.

      B. Service Provider acknowledges that INA's ability to provide IRIDIUM Services is conditioned upon the grant of operating licenses by governmental authorities and the continuing validity of such licenses. Service Provider shall cooperate with and support the efforts of INA to obtain and maintain such licenses. INA makes no representation or warranty concerning such licenses and shall have no responsibility to Service Provider for any inability to provide IRIDIUM Services because of the failure to obtain or maintain, or invalidity of, such licenses at any time or from time to time.

      C. Each party warrants that it has the necessary authority to lawfully enter into and perform its duties pursuant to this Agreement. Service Provider also warrants that it will comply with all applicable laws and regulations.

14.   Notices
      -------

      All notices and other communications provided for in this Agreement shall be in writing and shall be sufficiently given if made (i) by hand delivery, (ii) by reputable express courier service (charges prepaid) or
      (iii) by telecopier or (iv) by registered or certified mail (postage prepaid and return receipt requested) (a) if to INA, at the following address: 8440 South River Parkway, Tempe, Arizona 85284, or at such other
               ----------------------------------------------
      address as INA shall have furnished in writing to Service Provider and (b) if to Service Provider, at the following address: 11500 Sherman Way, North
                                                        ------------------------
      Hollywood, California 91605, or at such other address as Service Provider
      ---------------------------
      shall have furnished in writing to INA. All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited with a reputable express courier service (charges prepaid); seven business days after

Revised: 12/1/1997        Iridium Service Provider Agreement    Page 9 of 13
                          SkySite Communications Corporation
      being deposited in the mail, postage prepaid, if delivered by mail; and when receipt acknowledged (by a facsimile machine or otherwise), if telecopied.

15.   Confidential Information
      ------------------------

      A. Each party agrees that, during and after the term of this Agreement, neither such party, its Affiliates, employees, agents, or Persons otherwise associated with such party, shall directly or indirectly, without the express prior written consent of the other party use, furnish, give away, reveal, divulge, make known, sell or transfer in any way Confidential Information of the other party, other than for the performance of duties hereunder.

      B. Each party acknowledges that any Confidential Information that has been disclosed to it by the other party has been disclosed solely for the performance of its duties hereunder and such party agrees that all Confidential Information is the exclusive property of the disclosing party.

      C. Each party agrees that if it is served with any form of legal process to obtain any Confidential Information, such party shall, if permitted by law, before taking any action, immediately notify the other party which shall, in addition to such party's efforts, if any, have the right to seek to quash such process, and such party agrees to take no action inconsistent with that of the other party.

16.   Termination
      -----------

      A.   Right to Terminate.
           ------------------

           Either party may terminate this Agreement at any time with immediate effect by giving notice to the other party if that party is in Default as defined in this Agreement. The termination of this Agreement shall have no effect on obligations which continue, or which are to be performed, after such termination.

      B.   Post Termination Obligations
           ----------------------------

           1. Upon termination of this agreement, whether by exercise of the Right to Terminate or by expiration hereof without renewal, Service Provider shall promptly discontinue all use of advertising matter, slogans, trademarks, trade names or other marks identified with INA or Iridium LLC, shall immediately return to INA all procedures manuals and related materials provided to Service Provider, and shall not do business under INA or Iridium LLC names or any confusingly similar names or marks.

           2. In consideration of the value of the specialized, technical knowledge of the IRIDIUM Service to be imparted by INA to

Revised: 12/1/1997       Iridium Service Provider Agreement   Page 10 of 13
                         SkySite Communications Corporation

         Service Provider from time to time, Service Provider agrees that it's director and officer employees, key program employees or any of their immediate relatives, either alone or in any combination, for a period of two (2) years following the termination of this agreement for any reason, or for the remainder of the Initial Term, whichever is later, shall not directly or indirectly compete with INA in the satellite based mobile communication business, including but not limited to: (i) entering into any agreement or understanding or any employment, agency or other relationship with respect to any mobile satellite communication service; (ii) inducing, influencing or suggesting that any Subscriber or prospective Subscriber switch to another mobile satellite communication service or (iii) soliciting, enticing, hiring, employing or attempting to employ any employee or the agent or Reseller of INA or soliciting or entering into any agreement with any employee, other agent or Reseller of INA which interferes with or alters the employee's, other agent's or Reseller's relationship with INA. The geographical scope of this provision shall be co-extensive with the Service Area. Notwithstanding the foregoing, if this Agreement is terminated by virtue of non-renewal, the non-compete provisions specified above shall expire two (2) years after the advance written notice of intention not to renew and Subscriber list have been properly provided to INA as required elsewhere is this Agreement.

     3. Service Provider shall promptly deliver to INA a list of all IRIDIUM Subscribers then active or who have been active within the previous six
         (6) months, including the name and last known mailing address of each such Subscriber. In addition, when this Agreement will terminate by virtue of non-renewal, the list of all Subscribers as specified above shall be provided to INA within fifteen (15) days of the written notice of intention not to renew.

17.  Descriptive Headings
     --------------------

     The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18.  Severability
     ------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

19.  Dispute Resolution/Arbitration
     ------------------------------

Revised: 12/1/1997       Iridium Service Provider Agreement        Page 11 of 13
                         SkySite Communications Corporation

     A. In the event of any dispute arising under this Agreement, including any allegation of breach and any failure to reach mutual agreement hereunder, the parties shall refer the matter for consideration and solution by the responsible executives of the parties. Either party may commence such proceedings by delivering to the other party a written request for such a meeting. Such request shall describe the dispute and identify the requesting party's responsible executive for purposes of resolving the dispute. The party receiving such a request shall have seven (7) calendar days to designate its responsible executive for the dispute in writing to the requesting party. The responsible executives shall meet within thirty (30) calendar days, at such time and place as may be mutually agreed to by the parties. The responsible executives shall use their reasonable efforts to resolve the dispute within fourteen (14) days following their meeting. If the responsible executives are unable to resolve the dispute they shall propose a mechanism for resolving the dispute. Such mechanism may include mediation or any other means of resolution. If the responsible executives are unable to agree on a mechanism for dispute resolution or if the agreed upon mechanism does not result in a binding decision within a reasonable time, the dispute shall be settled by arbitration pursuant to paragraph 19 (B) of this Agreement.

     B. Any arbitration of disputes shall be conducted in Washington, D.C. in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     C. The arbitration award shall be final and binding on the parties and shall be enforced in accordance with its terms. The arbitration fee shall be borne by the party as designated by the arbitration award. In the course of such arbitration, this Agreement shall be continuously performed except with respect to the part hereof which is the subject of, or which is directly and substantially affected by, the arbitration. In any such arbitration proceeding, any legal proceeding to enforce any arbitration award and any other legal action between the parties pursuant to or relating to this Agreement or the transactions contemplated hereby, both parties expressly waive the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the party against whom the award has been rendered and such award shall be enforceable in accordance with the United Nations Convention on the Reciprocal Enforcement of Arbitral Awards (1958).

20.  Choice of Law
     -------------

     This Agreement shall be governed in accordance with the internal laws, without regard to conflict of laws principles, of the State of Arizona in the United States of America.

Revised: 12/1/1997    Iridium Service Provider Agreement           Page 12 of 13
                      SkySite Communications Corporation

21.  Entire Agreement; Rights of Third Parties
     -----------------------------------------

     This Agreement and all the Exhibits hereto, including without limitation the Additional Terms and Conditions of Exhibit E, constitutes the entire agreement between the parties hereto and supersedes any understandings, agreements, or representations by or between such parties, written or oral, made at any time prior to the Commencement Date, that may relate in any way to the subject matter hereof. Without in any way limiting the generality of the foregoing, this Agreement supersedes all agreements, letters of intent and other written and oral agreements that may have been entered into by Service Provider and INA prior to the date hereof that relate in any way to the provision of IRIDIUM(R) Services. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. In no event shall INA or Service Provider be liable for any delay or failure to perform its obligations hereunder due to any causes beyond its reasonable control. This agreement may not be modified except by a written agreement signed by the parties hereto.


Iridium U.S., L.P.                         SkySite Communications Corp.

Keith W. Bubb                              Philip A. Kernan, Jr.
-------------------------------------      -----------------------------
By:                                        By:

/s/ Keith W. Bubb                          /s/ Philip A. Kernan, Jr.
-------------------------------------      -----------------------------
Signature:                                 Signature:

Director, Gateway Business Operations      President & CFO
-------------------------------------      -----------------------------
Title:                                     Title:


                                           ICRS Option Acceptance

                                           -----------------------------
                                           By:

                                           -----------------------------
                                           Signature:

                                           -----------------------------
                                           Title:

Revised: 12/1/1997    Iridium Service Provider Agreement           Page 13 of 13
                      SkySite Communications Corporation

                      IRIDIUM SERVICE PROVIDER AGREEMENT
                                  EXHIBIT E:

                        ADDITIONAL TERMS AND CONDITIONS

                                   Exhibit E
                        Additional Terms and Conditions

     The following terms and conditions are made a part of the Iridium Service
Provider Agreement between INA and   SkySite Communications Corporation
                                   -------------------------------------------
to which it is appended. When this Exhibit is signed by both parties, the terms hereof shall supersede and control over any provisions of the Iridium Service Provider Agreement that are inconsistent herewith.

     A. Ethical Responsibilities of the Parties: INA and SkySite shall each refrain from doing anything that would tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of the other or adversely affect the other, except that a party's enforcement of its rights and performance of its duties and obligation contained in this Agreement shall not be deemed a violation of the provisions of this paragraph. Each party shall be governed in all its dealings under this Agreement by the highest standards of honesty, integrity and fair dealing. Each party shall comply with all applicable federal, state and local laws ordinances and regulations in performing its duties and obligations contained in this Agreement.

     B. Notwithstanding the provisions of Section 7, the initial term hereof will continue for a period of three (3) years after execution of this Agreement.

     C. This Agreement may be cancelled by SkySite Communications Corporation, without further obligation except for those obligations which are outlined in Article 16.B1, either (a) without cause, by providing written notice to INA, on or before February 1, 1998; or (b) if the Commencement Date does not occur before November 23, 1998.

IRIDIUM U.S., L.P.                            SERVICE PROVIDER

Keith W. Bubb                             Philip A. Kernan, Jr.
-------------------------------------     -------------------------------
By:                                       By:

/s/ Keith W. Bubb                         /s/ Philip A. Kernan, Jr.
-------------------------------------     -------------------------------
Signature:                                Signature:

Director, Gateway Business Operations     President & CFO
-------------------------------------     --------------------------------
Title:                                    Title:

                                 ADDENDUM TWO
                  SATELLITE MINUTES COMMITMENT PLAN ADDENDUM

     This Satellite Minutes Commitment Plan (the "Plan") is dated as of 10
                                                                        --
August, 1998 and is by and between Iridium U.S., L.P., d/b/a Iridium North
------
America ("INA") and Project 77, Inc. ("Service Provider").
                    ----------------

                                   RECITALS

     Whereas, INA and Service Provider have entered into a service provider agreement, dated November, 1997 (the "Service Provider Agreement") to provide
                 --------  ----
Iridium satellite services and the parties now desire to modify the pricing structure set forth therein;

     Whereas, Service Provider desires to obtain favorable pricing rates based upon outbound minutes of domestic and international Iridium homed satellite use purchased and paid for by Service Provider ("Satellite Minutes") specifically excluding any promotional or other free minutes of use and INA desires to obtain a firm commitment from Service Provider for its Satellite Outbound Minutes over a fifteenth month period; and

     Whereas, INA and Service Provider desire to enter into this Plan upon the terms and conditions set forth herein.

                                   AGREEMENT

     Now, therefore, in consideration of the mutual agreements and understandings herein contained, the parties hereto agree as follows:

1.   Commitment Plan.  INA is offering a volume pricing plan based upon Service
     ---------------
     Provider's level of commitment. The purpose of this Plan is to grant favorable pricing to Service Provider for cultivating additional Satellite Minutes through increased sales and Iridium subscribers. In addition, this Plan is designed to hold Service Provider accountable to its commitment and discouraging Service Provider from making unrealistic or impractical commitments, thereby gaining a market pricing advantage relative to other service providers.

2.   Commitment.  During the term of this Plan, Service Provider hereby agrees
     ----------
     to commit to the (Initial One of the following):

           Entry Level Program and a minimum gross revenue of $500,000.00.
     -----

           Second Level Program and a minimum of 1,000,000 Satellite Minutes.
     -----

     /s/PM Third Level Program and a minimum of 3,000,000 Satellite Minutes.
     -----

Service Provider shall be entitled to the pricing and rebate structure and obligated to the assessment set forth below associated with the program selected above.

8/7/98                  INA Proprietary & Confidential               Page 1 of 4

Entry Level Program.
-------------------

     Pricing. Service Provider shall be charged the standard rates for Satellite Minutes (the "Standard Rate") which are contained in Exhibit B to the
                                                               ---------
Service Provider Agreement.

     Commitment. Service Provider shall guaranty INA minimum gross revenue from Satellite Minutes equal to $500,000.00 during the term of this Plan.

     Assessment. If Service Provider fails to purchase at least $500,000.00 of Satellite Minutes, Service Provider shall pay to INA the difference between the gross revenue received from Service Provider for Satellite Minutes and $500,000.00 thirty days after the end of the term of this Plan.

     Termination. If Service Provider fails to purchase at least $500,000.00 of Satellite Minutes, INA shall have the option of terminating the Service Provider Agreement, in its sole and absolute discretion.

Second Level Program.
--------------------

     Pricing. Service Provider shall be charged the Standard Rate of Satellite Minutes less a five percent (5%) discount. Once Service Provider reaches the first price breakpoint by purchasing 2,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to seven percent (7%) for Satellite Minutes purchased thereafter. Once Service Provider reaches the second price breakpoint by purchasing 3,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to ten percent (10%) for Satellite Minutes purchased thereafter.

     Commitment. Service Provider agrees to purchase a minimum of 1,000,000 Satellite Minutes during the term of this Plan.

     Rebates. If Service Provider reaches the first price breakpoint by purchasing 2,000,000 Satellite Minutes during the term of this Plan, INA shall credit Service Provider with a rebate. The rebate shall be calculated by taking two percent (2%) of Service Provider's Blended Rate (defined below) and multiplying the product thereof by one million (1,000,000). If Service Provider purchases 3,000,000 Satellite Minutes during the term of this Plan, INA shall credit Service Provider with a second rebate. The second rebate shall be calculated by taking three percent (3%) of Service Provider's Blended Rate and multiplying the product thereof by one million (1,000,000).

     Assessment. If Service Provider's Satellite Minutes are less than 1,000,000 at the end of term of this Plan, Service Provider shall pay INA an assessment for each unused Satellite Minute within thirty days from the end of this Plan. The assessment shall be equal to the difference between 1,000,000 and Service Provider's Satellite Minutes multiplied by $1.00. For example, assume a Service Provider's Satellite Minutes are 800,000 at the end of this Plan. In this case the difference between the Service Provider's Satellite Minutes and its commitment is 200,000. Therefore, the Service Provider's assessment will be equal to $200,000.00 ([1,000,000 - 800,000] * $1.00).

8/7/98                 INA Proprietary & Confidential                Page 2 of 4

Third Level Program.
--------------------

     Pricing. Service Provider shall be charged the Standard Rates for Satellite Minutes less a ten percent (10%) discount. Once Service Provider reaches the first price breakpoint by purchasing 4,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to twelve percent (12%) for Satellite Minutes purchased thereafter. Once Service Provider reaches the second price breakpoint by purchasing 5,000,000 Satellite Minutes during the term of this Plan, INA shall increase the applicable discount off of the Standard Rate to fifteen percent (15%) for Satellite Minutes purchased thereafter.

     Commitment. Service Provider agrees to purchase a minimum of 3,000,000 Satellite Minutes during the term of this Plan.

     Rebate. If Service Provider reaches the first price breakpoint by purchasing 4,000,000 Satellite Minutes during the term of this Plan, INA shall credit to Service Provider a rebate. The rebate shall be calculated by taking two percent (2%) of Service Provider's Blended Rate (defined below) and multiplying the product thereof by one million (1,000,000). If Service Provider reaches the second price breakpoint by purchasing 5,000,000 Satellite Minutes during the term of this Plan, INA shall credit to Service Provider a second rebate. The second rebate shall be calculated by taking three percent (3%) of Service Provider's Blended Rate and multiplying the product thereof by one million (1,000,000).

     Assessment. If Service Provider's Satellite Minutes are less than 3,000,000 at the end of the term of this Plan, Service Provider shall pay INA an assessment for each unused Satellite Minute thirty days from the end of this Plan. The assessment shall be equal to the difference between 3,000,000 and Service Provider's Satellite Minutes multiplied by $1.00.

3.   Evaluation.  INA shall evaluate Service Provider's performance six months
     ----------
     from the Commencement Date and thereafter on a quarterly basis. If, in INA's sole and absolute discretion, INA determines that Service Provider will not be able to meet its commitment obligations contained herein, INA reserves the right to reduce or eliminate the pricing discount granted to Service Provider to recover the assessment described above. INA's decision not to modify the discount applied shall not effect Service Provider's commitment or the assessment due for failure to meet its commitment.

4.   Rebate Calculation.  Service Provider's Blended Rate shall be equal to the
     ------------------
     weighted average of the Standard Rate for Satellite Minutes during the applicable period. The "applicable period" shall mean the period between the billing cycle immediately following Service Provider's Satellite Minutes exceeding the prior price breakpoint and the billing cycle immediately following Service Provider's Satellite Minutes exceeding the current price breakpoint. Service Provider shall, within thirty (30) days of a written request therefor, reimburse INA for the full amount of any rebate credited hereunder which should not have been credited to Service Provider as the result of any re-calculation, for any reason, of the total amount of Service Provider's Satellite Minutes. INA shall apply a rebate or reimbursement of a rebate to Service Provider's invoice for the billing cycle following of the close of the billing cycle in which the commitment is exceeded or the recalculation is made.

5.   Term.  This Plan shall be effective for fifteen (15) months from the
     ----
     Commencement Date or December 31, 1999 whichever is later. If the Service Provider Agreement is

8/7/98                  INA Proprietary & Confidential               Page 3 of 4
    terminated prior to such date, this Plan shall terminate and Service Provider shall pay to INA the assessment calculated above using Service Provider's actual performance through the billing cycle immediately following the termination date and a minimum forecast analysis prepared by INA, in its sole and absolute discretion, for such time period. The assessment shall be paid thirty (30) days after the end of the billing cycle following the termination date.

6.  Revisions. Upon thirty days written notice to Service Provider, INA reserves
    ---------
    the right to revise the terms of this Plan in its sole and absolute discretion depending on market conditions during the term of this Plan. If there is a cumulative pricing increase of five percent (5%) or more during any six months period, Service Provider shall have the option to revise its commitment election; provided, however, Service Provider shall not be entitled to revise its election if it could not reasonably expect to meet its commitment had the pricing increase not occurred.

7.  Amendment. Unless otherwise modified herein, the terms and conditions set
    ---------
    forth in the Service Provider Agreement shall remain in full force and effect. All capitalized terms not defined herein shall have the meaning assigned in the Service Provider Agreement.

Dated effective as of the date first written above.

Iridium U.S., L.P.                           Project 77, Inc.
                                             -------------------------------

By: /s/ Jim Walz                             By: /s/ Philip A. Kernan, Jr.
   -----------------------------                ----------------------------
     Jim Walz

Title: President                             Title: President





8/7/98                  INA Proprietary & Confidential               Page 4 of 4

                           AMENDMENT TO ADDENDUM TWO
                  SATELLITE MINUTES COMMITMENT PLAN ADDENDUM

     The following terms and conditions are made a part of Addendum Two to the Iridium Service Provider Agreement between INA and Service Provider, to which it is appended. When this Amendment is signed by both parties, the terms hereof shall supersede and control over any provisions of Addendum Two that are inconsistent herewith.

A.  Section 3, Evaluation. Section 3 is deleted in its entirety and replaced
               -----------
with the following:

"3. Evaluation.  INA shall evaluate Service Provider's performance six months
 -------------
from the Commencement Date and thereafter on a quarterly basis. The initial six month's performance review will be undertaken for all service providers as a group, and if a substantial majority of service providers have been unable to meet their program commitment levels, INA, at its sole and absolute discretion, may make reasonable and non-discriminatory adjustments to the rates and commitment levels applicable to service providers, including Service Provider. A decision by INA not to modify the Program Level applied shall leave in effect Service Provider's commitment and the assessment due for failure to meet its commitment.

If during the initial six month's performance review, in INA's sole and absolute discretion, INA determines that a general adjustment of rates and commitment levels is unnecessary but that Service Provider has not reached 300,000 Satellite Minutes, INA shall adjust Service Provider's commitment to a lower level Program hereunder. INA shall have sole and absolute discretion as to which lower level Program hereunder Service Provider's commitment will be adjusted. In the case of such Program adjustment, Service Provider shall reimburse, as set forth in Section 4 below, INA five percent (5%) of all Service Provider's actual charges incurred under this Agreement as of the date of such Program adjustment ("Recapture of Discount")."

B.  Section 4. Rebate Calculation. Section 4 is amended to add the following:
               ------------------

"The process provided herein shall apply to Rental Service Provider's payment of the Recapture of Discount calculated pursuant to Section 3."

Created on 08/08/98 12:33 PM    INA Proprietary & Confidential       Page 1 of 2